BLUE DOLPHIN ENERGY COMPANY
                             801 Travis, Suite 2100
                              Houston, Texas 77002


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 13, 2001

To the Stockholders of
Blue Dolphin Energy Company:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Blue Dolphin Energy Company (the "Company") to be held in Houston, Texas, on December 13, 2001, at 10:00 a.m., Houston time, at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas, for the following purposes:

     1. To elect five directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal;

     2. To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Stockholders of record at the close of business on November 30, 2001, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     Your vote is important. Since many stockholders are not able to attend the Annual Meeting, we have enclosed a proxy card for your use. You may vote the matters to be acted upon at the Annual Meeting by completing and returning the proxy card promptly in the enclosed stamped return envelope.

                                    For the Board of Directors


                                    /s/ Michael J. Jacobson
                                    --------------------------------------------
                                    MICHAEL J. JACOBSON,
                                    President and Chief Executive Officer

Houston, Texas
November 26, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO INDICATE YOUR VOTE AS TO THE MATTERS TO BE ACTED UPON ON THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY CHANGE YOUR VOTE AT THAT TIME.

                           BLUE DOLPHIN ENERGY COMPANY
                             801 Travis, Suite 2100
                              Houston, Texas 77002

                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                                December 13, 2001



     This Proxy Statement is being furnished to the stockholders in connection with the solicitation of proxies by the Board of Directors of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), from holders of its common stock, $.01 par value per share ("Common Stock"), for use at the 2001 Annual Meeting of Stockholders and any adjournment or postponement thereof (such meeting and any adjournment or postponement thereof is referred to herein as the "Annual Meeting"). The Annual Meeting is to be held on December 13, 2001, at 10:00 a.m., Houston time, at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas.

     This Proxy Statement, the accompanying notice and form of proxy are first being mailed to stockholders on or about November 30, 2001 along with the Annual Report to Stockholders for the year ended December 31, 2000.

     The Company will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone in the ordinary course of business for which they will not be compensated. The Company has requested that brokerage houses, nominees, fiduciaries and other custodian's send proxy materials to the beneficial owners of the Common Stock, for which the Company will reimburse them for their reasonable out-of-pocket expenses.

                                     VOTING

     At the Annual Meeting, stockholders will be asked (i) to consider and vote upon the election of five nominees to serve on the Board of Directors of the Company and (ii) to consider and take action upon such other matters as may properly come before the Annual Meeting.

     All shares of the Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted "FOR" election of all nominees to the Board of Directors. The Board of Directors of the Company does not know of any other matters to be brought before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matters.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions:

          o    by providing written notice of revocation to the Company:

          o    delivering to the Company a signed proxy of a later date: or

          o    voting in person at the Annual Meeting.

     Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas 77002.

     The Board of  Directors  has fixed the close of business  on  November  30,
2001, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas. At the close of business on November 30, 2001, there were outstanding 6,023,725 shares of Common Stock. Stockholders will be entitled to one vote per share of Common Stock held of record on the Record Date on each matter presented at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxies, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e. shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) are counted as present for purposes of determining whether a quorum is present.

                              ELECTION OF DIRECTORS

     The members of the Board of Directors serve one year terms. A plurality of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, in person or by proxy, is necessary for the election of Directors. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

Nominees
--------

     Messrs. Michael S. Chadwick, Harris A. Kaffie, Robert L. Barbanell,  Robert
D. Wagner, Jr. and Ivar Siem (the "Nominees") have been nominated by the Board of Directors to serve as directors until the next annual meeting of stockholders, or in each case, until their successors have been duly elected and qualified, or until their earlier resignation or removal. Each Nominee is currently a director of the Company and have all previously been elected by the stockholders, except for Messrs. Barbanell and Wagner. Each Nominee has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. However, should any Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute nominee designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.




                         Nominees and Executive Officers
                         -------------------------------

     The following table provides certain information with respect to the Nominees, and the executive officers of the Company.

                                                                       Position
     Name                        Age   Position                       Held Since
     ----                        ---   --------                       ----------
     Ivar Siem                   55    Chairman of the Board             1989
     Robert L. Barbanell         71    Director                          2000
     Michael S. Chadwick         49    Director                          1992
     Harris A. Kaffie            51    Director                          1989
     Robert D. Wagner, Jr.       59    Director                          2001
     Michael J. Jacobson         55    President and Chief Executive     1990
                                       Officer
     Roland B. Keller            63    Executive Vice President          1990
     John P. Atwood              49    Vice President                    1998
     G. Brian Lloyd              42    Vice President, Treasurer         1989
                                       and Secretary

     The following is a brief description of the background and principal occupation of each Nominee and executive officer:

     Ivar Siem - Chairman of the Board of Directors - From 1995 to 2000, Mr. Siem served on the Board of Directors of Grey Wolf, Inc., during which time he served as Chairman from 1995 to 1998 and interim President (1995) during its restructuring. Since 1985, he has been an international consultant in energy, technology and finance. He has served as a Director of Business Development for Norwegian Petroleum Consultants and as an independent consultant to the oil and gas exploration and production industry based in London, England. Mr. Siem holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Berkeley, and has completed an executive MBA program at Amos Tuck School of Business, Dartmouth University. Since October 1999, Mr. Siem has served as a Director of American Resources Offshore, Inc. ("American Resources"), and since December 1999 he has served as President of American Resources, which is a 77% owned subsidiary of the Company.

     Robert L. Barbanell - Director - Mr. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consulting firm since July 1994. Mr. Barbanell was employed by Bankers Trust New York Corporation from June 1986 to June 1994 as Managing Director and from December 1981 to June 1986 as Senior Vice President. He is also a director of Cantel Medical Corp. and Pride International, Inc.

     Michael S. Chadwick - Director - Mr. Chadwick has been engaged in the commercial and investment banking businesses since 1975. From 1988 to 1994, Mr. Chadwick was President of Chadwick, Chambers & Associates, Inc., a private merchant and investment banking firm in Houston, Texas, which he founded in 1988. In 1994, Mr. Chadwick joined Sanders Morris Harris, an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Group. Mr. Chadwick holds a Bachelor of Arts Degree in Economics from the University of Texas at Austin and a Master of Business Administration Degree from Southern Methodist University.

     Harris A. Kaffie - Director - Mr. Kaffie is a partner in Kaffie Brothers, a real estate, farming and ranching company, and investment company. He currently serves as a Director of KBK Capital Corporation and Director of CCNG, Inc., the General Partner of Corpus Christi Natural Gas Company, L.P., a privately-held company which owns and operates natural gas pipelines and processing facilities, and is engaged in the marketing of natural gas. Mr. Kaffie received a Bachelor of Business Administration Degree from Southern Methodist University in 1972.

     Robert D. Wagner, Jr. - Director - Mr. Wagner was the Managing Director of Arthur Andersen's Global Energy Corporate Finance Group from 1999 through April 2001. He previously was the Managing Director of Energy Corporate Finance of Bankers Trust/BT Alex. Brown and Bear Stearns and was an Executive Vice President of First City Houston. He is a past President and Director of the Petroleum Club of Houston. He is also a director of Comfort Systems USA and Electric City. Mr. Wagner received his Bachelor of Arts degree in History from Holly Cross College in 1963 and his Master of Business Administration degree in Finance from New York University in 1971.

     Michael J. Jacobson - President and Chief Executive Officer - Mr. Jacobson has been associated with the energy industry since 1968, serving in various senior management capacities since 1980. He served as Senior Vice President and Chief Financial and Administrative Officer for Creole International, Inc. and it's subsidiaries, international providers of engineering and technical services to the energy sector, as well as Vice President of Operations for the parent holding company, from 1985 until joining the Company in January 1990. He has also served as Vice President and Chief Financial Officer of Volvo Petroleum, Inc., and for certain Fred. Olsen oil and gas interests. Mr. Jacobson began his career with Shell Oil Company, where he served in various analytical and management capacities in the exploration and production organization during the period 1968 through 1974. Mr. Jacobson holds a Bachelor of Science Degree in Finance from the University of Colorado. Mr. Jacobson has served as President and Chief Executive Officer of the Company since January 1990. Since October 1999, Mr. Jacobson has served as a Director of American Resources.

     Roland B. Keller - Executive Vice President Exploration and Production - Mr. Keller has been associated with the energy industry since 1962, serving in senior management capacities since 1976. Prior to joining the Company in 1990, he served as Senior Vice President - Exploration for Sandefer Oil and Gas Company, an independent oil and gas company from 1982. He served as Vice President - Exploration and Production for Volvo Petroleum, Inc., from 1980 to 1982, and Vice President and Division Manager for Florida Exploration Co., from 1976 to 1980. Mr. Keller began his career with Amoco Production Co., serving in various technical and management capacities from 1962 through 1976. Mr. Keller holds Bachelor of Science and Master of Science degrees in Geology from the University of Florida. Mr. Keller has served as Executive Vice President - Exploration and Production of the Company since September 1990. Since December 1999, Mr. Keller has served as Vice President of American Resources.

     John P. Atwood - Vice President, Business Development - Mr. Atwood has been associated with the energy industry since 1974, serving in various management capacities since 1981. He served as Senior Vice President of Land and Administration for Glickehaus Energy from 1987 to 1991, Area Land Manager for CSX Oil & Gas Corporation and Division Land Manager for Hamilton Brothers Oil Company/Volvo Petroleum, Inc. He served in various land capacities for Tenneco Oil Company from 1977 to 1981. Mr. Atwood is a Certified Professional Landman and holds a Bachelor of Arts Degree from Oklahoma City University and a Master of Business Administration Degree from Houston Baptist University. Mr. Atwood served as Vice President of Land from 1991 to 1998 and Vice President of Finance and Corporate Development until his appointment as Vice President of Business Development in 2001. Since December 1999, Mr. Atwood has served as a Director, Vice President and Secretary of American Resources.

     G. Brian Lloyd - Vice President, Treasurer and Secretary - Mr. Lloyd is a Certified Public Accountant and has been employed by the Company since December 1985. Prior to joining the Company, he was an accountant for DeNovo Oil and Gas Inc., an independent oil and gas company. Mr. Lloyd received a Bachelor of Science Degree in Finance from Miami University, Oxford, Ohio in 1982 and attended the University of Houston in 1983 and 1984. Mr. Lloyd has served as Secretary of the Company since May 1989, Treasurer since September 1989 and Vice President since March 1998. Since December 1999, Mr. Lloyd has served as Vice President and Treasurer of American Resources.

     There are no family relationships between any director or executive officer.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors of the Company held five meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served, except for Mr. Chadwick who attended 60% of the meetings. The Board has two standing committees, each of which is discussed below.

     The Audit Committee consisting of Messrs. Siem, Barbanell and Chadwick, met three times during the last fiscal year. The Audit Committee's duties include overseeing the Company's financial reporting and internal control functions. In May 2001, Mr. Wagner was elected to the Audit Committee in place of Mr. Siem.

     The  Compensation  Committee,  consisting  of  Messrs.  Siem,  Kaffie,  and
Barbanell, met two times during the last fiscal year. The Compensation Committee's duties are to oversee and set compensation policy and to administer the Company's stock option plans.

     The Company does not have a nominating committee. However, pursuant to the Company's Bylaws, stockholder nominations for election to the Board of Directors must be received by the Company before February 14, 2002. See "Nominations and Proposals by Stockholders for the 2002 Annual Meeting."

                          REPORT OF THE AUDIT COMMITTEE

     The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement. The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of Nasdaq Stock Market, Inc., as determined by the Board of

Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval.

     The Audit Committee's primary duties and responsibilities are to:

          o assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting;

          o assess the independence and performance of the Company's outside auditors; and

          o provide an avenue of communication among the outside auditors, management and the Board of Directors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee held three meetings during fiscal 2000. During these meetings, the Audit Committee reviewed and discussed the Company's financial statements with management and KPMG LLP ("KPMG"), its independent certified public accountants.

     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with KPMG their independence from the Company. The Audit Committee considered the non-audit services provided by KPMG and determined that the services provided are compatible with maintaining KPMG's independence. The total fees paid to KPMG for fiscal 2000 consisted of:

Audit Fees   . . . . . . . . . . . . . . . . . . . . . . . .. . . .   $  117,972
Financial Information System Design and Implementation Fees . . . .          -
All other Fees    . . . . . . . . . . . . . . . . . . . . . . . . .       69,740
                                                                      ----------

Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 187,712

     Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                            COMPENSATION OF DIRECTORS

     In fiscal 2000 the Company paid to non-employee members of the Board of Directors an annual retainer of $3,000, plus $500 for each committee served on, and stock options as determined by the compensation committee. In 2001, the annual retainer was increased to $12,000, payable 50% in cash and 50% in Common
Stock. The Audit Committee chairman receives an annual retainer of $3,000 and other Audit Committee members receive an annual retainer of $1,500. In addition, directors shall receive stock options based upon a market value of $20,000 of the underlying shares. No additional remuneration is paid to directors for committee meetings attended, except that directors are entitled to be reimbursed for expenses related to attendance of board or committee meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive
Officer and each of the executive officers of the Company whose annual salary exceeded $100,000 in fiscal 2000 (collectively, the "Named Executive Officers") for services rendered to the Company.


                           SUMMARY COMPENSATION TABLE*

                                                                               Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                            -----------------
                                                                               Securities
          Name and                                Annual Compensation          Underlying
                                               ---------------------------
     Principal Position             Year          Salary         Bonus        Options (#)
------------------------------  -------------  -------------   -----------  -----------------


Ivar Siem                           2000           $150,000             -             10,965
    Chairman of the Board           1999           $150,000             -             14,292
                                    1998            $65,085             -                  -

Michael J. Jacobson                 2000           $200,000             -              9,283
    President and Chief             1999           $200,000             -             14,445
    Executive Officer               1998           $200,000             -                  -

Roland B. Keller                    2000           $140,000             -              5,704
    Executive Vice                  1999           $140,000             -             10,140
    President - Exploration         1998           $140,000             -                  -
    and Production

John P. Atwood **
    Vice President -                2000           $124,167             -              6,423
    Business                        1999           $120,000             -              9,834
    Development                     1998           $105,000             -                  -


* Excludes certain personal benefits, the aggregate value of which do not exceed 10% of the Annual Compensation shown for each person.

**   Became an executive officer in October 1998.



                        OPTION GRANTS IN LAST FISCAL YEAR

                                         Percent of
                                           Total                                         Potential Realizable
                        Number of         Options                                          Value At Assumed
                        Securities       Granted to                                         Annual Rates Of
                        Underlying       Employees       Exercise of                      Stock Appreciation
                         Options         In Fiscal       Base Price      Expiration       for Option Term (1)
Name                     Granted #          Year           ($/Sh)           Date          5% ($)      10% ($)
----                    ----------      -----------      -----------     ----------      --------------------
Ivar Siem               8,000              14%            $6.00          5/17/2010        $20,400     $60,937

Michael J. Jacobson     6,000              11%            $6.00          5/17/2010        $15,300     $45,703

Roland B. Keller        3,000               5%            $6.00          5/17/2010        $ 7,650     $22,851

John P. Atwood          4,000               7%            $6.00          5/17/2010        $10,200     $30,469

          (1) The per share market price, as reported by the Nasdaq Smallcap Market on May 17, 2000, the date of grant was $5.25.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES
                                                                                         Value of Unexercised
                                                          Number of Unexercised          In-the-Money Options
                                                         Options at Year End (#)            at Year End (1)
                    Shares Acquired        Value        --------------------------    --------------------------
Name                on Exercise (#)      Realized       Exercisable  Unexercisable     Exercisable  Unexercisable
----                ---------------      --------       -----------  -------------     -----------  -------------
Ivar Siem               2,778            $ 3,539         16,444          8,446         $     0      $     0

Michael J. Jacobson    23,445            $14,166         22,223          7,332         $     0      $     0

Roland B. Keller            0            $     0         11,222          8,112         $     0      $     0

John P. Atwood          1,000            $ 1,274          8,778          8,669         $     0      $     0

          (1) Based on the difference between the average of the closing bid and ask prices on December 29, 2000 (the last trading day of 2000) and the exercise price.

The Company's Stock Option Plans provide that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the Stock Option Plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The Stock Option Plans provide that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of November 30, 2001, certain information with respect to the beneficial ownership of shares of Common Stock (the Company's only class of voting security issued and outstanding) as to (i) all persons known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director and Nominee, (iii) each Named Executive Officer and (iv) all executive officers and directors, as a group. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

                                                  Shares Owned Beneficially
             Name of                     ---------------------------------------
        Beneficial Owner                       Number           Percent (1)
----------------------------------       ---------------------------------------

Colombus Petroleum
Limited, Inc. (2)                              911,712            15.1
Ivar Siem (3)                                  438,562             7.3
Harris A. Kaffie (3)                           710,147            11.8
Michael S. Chadwick (3)                         13,473               *
Robert Barbanell (3)                            30,706               *
Michael J. Jacobson (3)                        146,000             2.4
Roland B. Keller (3)                            47,137               *
John P. Atwood (3)                              28,535               *
Robert D. Wagner, Jr.                              706               *
Directors, as a Group
(9 persons) (3)                              1,433,039            23.8

----------------------------------

*    Less than 1%

(1)  Based upon  6,023,725  shares of Common Stock  outstanding  on November 30,
     2001.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission on February 1, 1999. The address of Colombus Petroleum Limited, Inc., is Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3) Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of November 30, 2001 as follows: Mr. Siem - 22,667; Mr. Kaffie - 8,556; Mr. Chadwick - 4,890; Mr. Barbanell - 10,000;
     Mr. Jacobson - 17,333; Mr. Keller - 13,890; Mr. Atwood - 11,558 and all directors and executive officers as a group - 94,673.

Certain Relationships and Related Transactions

     In June 1999, the Company received $1,960,000 through a private placement of 392,000 shares of Common Stock, $.01 par value per share, at $5.00 per share. A director of the Company, Harris A. Kaffie, participated in the private placement, purchasing 100,000 shares.

     In December 1999, the Company completed a private placement of 1,016,718 shares of Common Stock at $6.00 per share. Consideration for the Common Stock sold consisted of approximately $4,200,000 cash and the surrender of approximately $1,900,000 of the Company's promissory notes due December 31, 2000, along with accrued interest through December 1, 1999. Two directors and one former director of the Company participated in this private placement:
Daniel B. Porter, paid cash for 16,667 shares and tendered a note and accrued interest totaling $100,200 for 16,700 shares, Harris A. Kaffie a director of the Company. tendered a note and accrued interest totaling $187,800 for 31,300 shares and Ivar Siem also a director of the Company, tendered a note and accrued interest totaling $28,200 for 4,700 shares.

     On December 1, 1999, the Company issued a $1,000,000 convertible promissory note to Harris A. Kaffie, director of the Company. The note was originally due June 1, 2000, bore interest at 10% per annum, and was convertible into Common Stock at $6.60 per share. The due date of the note was subsequently extended to March 31, 2001, and $6.00 per share. The Company issued three convertible promissory notes to Ivar Siem Chairman of the Company, in the principal amount of $200,000, $200,000 and $600,000 on May 25, 2000, July 6, 2000 and November
30, 2000, respectively. These convertible promissory notes were due March 31, 2001, bore interest at the rate of 10% per annum and were convertible into common stock at the rate of $6.00 per share. The principal and accrued interest due to Messrs. Kaffie and Siem were paid in full in January 2001.

     In late 2000, the Company formed Drillmar, Inc.,a Delaware Corporation ("Drillmar") and had a 37.5% equity interest in Drillmar. Ivar Siem, Chairman of the Company serve as Chairman and President of Drillmar. In late 2000 Drillmar acquired a 1% general partner interest in Zephyr Drilling, Ltd. ("Zephyr"). Zephyr owns a semi-submersible drilling rig that is being retrofitted into a semi-tender. At December 31, 2000, Drillmar's investment in Zephyr was $86,000. Messrs. Kaffie and Siem were limited partners in Zephyr owning 37.5% and 37.1% interests, respectively.

     On May 1, 2001 the Company increased its ownership in Drillmar from 37.5% to 64%. Consideration paid by the Company included cash of approximately $131,000 and a contribution of services in the amount of $434,000. A portion of the services contributed by the Company to Drillmar were pursuant to an agreement with Drillmar whereby it agreed to provide office space and certain administrative services to Drillmar for approximately $40,000 per month. Historically the Company has used the payments it is entitled to receive under this agreement to fund its investment in Drillmar. The Company received a partial payment under this agreement in October 2001 and expects to receive full payments beginning in November 2001. This agreement terminates by mutual agreement of both parties.

     On September 30, 2001, Drillmar entered into a merger agreement and merged with Zephyr. Prior to the merger, Zephyr was a limited partnership in which Drillmar was the general partner. As a result of the merger, the Company's interest in Drillmar decreased from 64% to 12.8%, and Messrs. Kaffie and Siem now hold ownership interests in Drillmar of 30.6% and 30.3%, respectively.

     At June 30, 2001, Ivar Siem loaned Drillmar $100,000 and was issued an unsecured promissory note due December 31, 2001, bearing interest at 10% per annum. In July 2001, Drillmar was loaned $300,000 from Ivar Siem and $200,000 from Harris Kaffie and they were issued unsecured promissory notes due December 31, 2001, bearing interest at 10% per annum. The promissory note and accrued interest of $986 due to Harris Kaffie was paid in August 2001. In August 2001, Drillmar was loaned $125,000 from Ivar Siem and $125,000 from Harris Kaffie and they where issued unsecured promissory notes due December 31, 2001, bearing interest at 10% per annum. In October 2001, Harris Kaffie loaned an additional $200,000 to Drillmar under the same terms and due date. The promissory notes issued by Drillmar are non-recourse to the Company.

                    NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                           FOR THE 2002 ANNUAL MEETING

     The Company has tentatively set its year 2002 annual meeting for May 14, 2002. Accordingly stockholders should submit nominations and proposals in accordance with the guidance set fort below.

          Nominations for the year 2002 Annual Meeting. The Company's Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice such nomination is received from a stockholder of record by the Secretary of the Company 90 days before the anniversary date of the previous year's annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board of Directors. Sockholders who desire to nominate, at the year 2002 annual meeting of stockholders, persons to serve on the Board of Directors must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 13, 2002. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested.

     Proposals for the year 2002 Annual Meeting. The Company intends to hold its year 2002 annual meeting on May 14, 2002. Accordingly, stockholders who desire to present proposals, other than notices of nomination for the election of Directors, to stockholders of the Company at the year 2002 annual meeting of stockholders, and to have such proposals included in the Company's proxy materials, must submit their proposals to the Company, at its principal executive office, by January 14, 2002. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals, if any, by certified mail, return receipt requested.

     Moreover, any stockholder who intends to submit a proposal for consideration at the Company's 2002 annual meeting, but not for inclusion in the Company's proxy materials, must notify the Company. Pursuant to the rules of the U.S. Securities and Exchange Commission, such notice must (1) be received at the Company's executive offices no later than February 28, 2002 and (2) satisfy the rules of the U.S. Securities and Exchange Commission.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG has been engaged by the Company's Board of Directors as the principal accountants for the Company since November, 1990. The Company expects that they will continue as principal accountants. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to questions.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those matters described above and set forth in the notice. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

/s/ G. Brian Lloyd
----------------------------------
G. Brian Lloyd
Vice President, Treasurer
Houston, Texas
November 26, 2001

                                   Appendix 1


                           BLUE DOLPHIN ENERGY COMPANY
                             AUDIT COMMITTEE CHARTER
                           Effective February 15, 2001


The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's independent auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Inc.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3. Review with management and the independent auditor (a) significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, and (b) any material reports or estimates prepared by outside consultants, reserve engineers, or other experts or specialists.

     4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q. The Chair of the Committee may perform this task and convene the Committee when appropriate.

     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6.   Review  major  changes  to  the  Company's   auditing  and  accounting
          principles and practices as suggested by the independent auditor or management.

     7. Consult with management and recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     8.   Approve the fees to be paid to the independent auditor.

     9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

     10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (added by the Private Securities Litigation Reform Act of 1995) has not been implicated.

     13. Obtain reports from management and the independent auditor that the acts and conduct of the Company's executives are in conformity with applicable legal requirements.

     14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b)  Any changes required in the planned scope of the audit.

     16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

     18. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     19. Meet at least annually with the Chairman, the senior accounting officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.